UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 13, 2013

PVH CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-07572	13-1166910
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Madison Avenue, New York, New York	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 381-3500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 13, 2013, PVH Corp. (the “Company”) completed its previously-announced acquisition of The Warnaco Group, Inc. (“Warnaco”).  Pursuant to the Agreement and Plan of Merger, dated as of October 29, 2012 (the “Merger Agreement”), among Warnaco, the Company and Wand Acquisition Corp., a wholly owned subsidiary of the Company (“Merger Sub”), Merger Sub merged with and into Warnaco, with Warnaco continuing as the surviving company and as a wholly owned subsidiary of the Company (the “Merger”).

New Senior Secured Credit Facilities

Simultaneously with and related to the closing of the Merger, the Company entered into a new senior secured credit facility, which consists of a $1.700 billion U.S. Dollar-denominated term loan A facility (the “TLA Facility”), a $1.375 billion U.S. Dollar-denominated term loan B facility (the “TLB Facility” and together with the TLA Facility, the “TL Facilities”) and senior secured revolving credit facilities in an aggregate principal amount of $750 million, consisting of (a) a $475 million U.S. Dollar denominated revolving credit facility (the “U.S. Revolving Credit Facility”), (b) a $25 million U.S. Dollar denominated revolving credit facility available in U.S. Dollars or Canadian Dollars (the “Canadian Revolving Credit Facility”) and (c) a €185,850,000 Euro denominated revolving credit facility available in Euro, Pounds Sterling, Japanese Yen and Swiss Francs (the “European Revolving Credit Facility, and together with the U.S. Revolving Credit Facility and the Canadian Revolving Credit Facility, the “Revolving Credit Facilities” and together with the TL Facilities, the “New Credit Facility”). The Company is the borrower under the TL Facilities, the U.S. Revolving Credit Facility and the Canadian Revolving Credit Facility. Tommy Hilfiger B.V., a wholly owned subsidiary of the Company (the “European Borrower”), is the borrower under the European Revolving Credit Facility.

At the simultaneous closings of the Merger and the New Credit Facility, the Company used the net proceeds from borrowings under the New Credit Facility to, among other things, fund a portion of the cash consideration to be paid to Warnaco stockholders in the Merger and refinance certain of the Company’s, Warnaco’s and their respective subsidiaries’ existing indebtedness.  Going forward, the proceeds of the Revolving Credit Facilities may be used for working capital or general corporate purposes.

The Company has fully drawn the TL Facilities. The Revolving Credit Facilities, which were not drawn upon as of February 13, 2013, include amounts available for letters of credit, of which approximately $86.9 million were outstanding on February 13, 2013.  A portion of each of the U.S. Revolving Credit Facility and Canadian Revolving Credit Facility is also available for the making of swingline loans. The issuance of such letters of credit and the making of any swingline loan reduces the amount available under the applicable Revolving Credit Facility. So long as certain conditions are satisfied, the Company may add one or more term loan facilities or increase the commitments under the Revolving Credit Facilities by an aggregate amount not to exceed the greater of (1) $750 million and (2) $1.250 billion as long as the ratio of the Company’s senior secured net debt to consolidated adjusted EBITDA (in each case calculated as set forth in the documentation relating to the New Credit Facility) would not exceed 3.00:1.00 after giving pro forma effect to the incurrence of such increase, plus, in either case, an amount equal to the aggregate revolving commitments of any defaulting lender (to the extent the commitments with respect thereto have been terminated).  The lenders under the New Credit Facility are not required to provide commitments with respect to such additional facilities or increased commitments.

Obligations of the Company under the New Credit Facility are guaranteed by substantially all of the Company’s existing and future direct and indirect United States subsidiaries, with certain exceptions. Obligations of the European Borrower under the New Credit Facility are guaranteed by the Company, substantially all of its existing and future direct and indirect United States subsidiaries (with certain exceptions) and Tommy Hilfiger Europe B.V., a wholly owned subsidiary of the Company.  The Company and its domestic subsidiary guarantors have pledged certain of their assets as security for their obligations.

The TLA Facility and the Revolving Credit Facilities will mature in 2018; the TLB Facility will mature in 2020.  The terms of the TLA Facility require the Company to repay amounts outstanding under such facility, commencing with the last day of the first full calendar quarter following the closing date, in amounts equal to 5.00% per annum of the original principal amount thereof for the next eight quarters, 7.50% per annum of the original principal amount thereof for the following four quarters and 10.00% per annum of the original principal amount thereof for the remaining quarters, in each case paid in equal quarterly installments and in each case subject to certain customary adjustments, with the balance due on the maturity date of the TLA Facility. The terms of the TLB Facility require the Company to repay, commencing with the last day of the first full calendar quarter following the closing date, amounts outstanding under such facility in equal quarterly installments in an amount equal to 1.00% per annum of the original principal amount, with the balance due on the maturity date of the TLB Facility.

The outstanding borrowings under the New Credit Facility are prepayable at any time without penalty (other than customary breakage costs). The terms of the New Credit Facility require the Company to repay certain amounts outstanding thereunder with (a) net cash proceeds of the incurrence of certain indebtedness, (b) net cash proceeds of certain asset sales or other dispositions (including as a result of casualty or condemnation) that exceed certain thresholds, to the extent such proceeds are not reinvested or committed to be reinvested in the business in accordance with customary reinvestment provisions, and (c) a percentage of excess cash flow, which percentage is based upon the Company’s net leverage ratio during the relevant fiscal period.

The United States Dollar-denominated borrowings under the New Credit Facility bear interest at a rate equal to an applicable margin plus, as determined at the Company’s option, either (a) a base rate determined by reference to the higher of (i) the prime rate, (ii) the United States federal funds rate plus 1/2 of 1.00% and (iii) a one-month adjusted Eurocurrency rate plus 1.00% (provided, that, with respect to the TLB Facility, in no event will the base rate be deemed to be less than 1.75%) or (b) an adjusted Eurocurrency rate, calculated in a manner set forth in the New Credit Facility (provided, that, with respect to the TLB Facility, in no event will the adjusted Eurocurrency rate be deemed to be less than 0.75%).

Canadian Dollar-denominated borrowings under the New Credit Facility bear interest at a rate equal to an applicable margin plus, as determined at the Company’s option, either (a) a Canadian prime rate determined by reference to the greater of (i) the rate of interest per annum that Royal Bank of Canada establishes at its main office in Toronto, Ontario as the reference rate of interest in order to determine interest rates for loans in Canadian Dollars to its Canadian borrowers and (ii) the sum of (x) the average of the rates per annum for Canadian Dollar bankers’ acceptances having a term of one month that appears on the display referred to as “CDOR Page” of Reuters Monitor Money Rate Services as of 10:00 a.m. (Toronto time) on the date of determination, as reported by the administrative agent (and if such screen is not available, any successor or similar service as may be selected by the administrative agent), and (y) 0.75%, or (b) an adjusted Eurocurrency rate, calculated in a manner set forth in the New Credit Facility.

The borrowings under the New Credit Facility in currencies other than United States Dollars or Canadian Dollars bear interest at a rate equal to an applicable margin plus an adjusted Eurocurrency rate, calculated in a manner set forth in the New Credit Facility.

The initial applicable margins will be in the case of the TLA facility and the Revolving Credit Facilities, 2.00% for adjusted Eurocurrency rate loans and 1.00% for base rate loans, as applicable.  The applicable margins in the case of the TLB Facility are fixed at 2.50% for adjusted Eurocurrency rate loans and 1.50% for base rate loans, respectively.  After the date of delivery of the compliance certificate and financial statements with respect to the Company’s fiscal quarter in which the closing of the Merger occurs (i.e., the Company’s fiscal quarter ending May 5, 2013), the applicable margin for borrowings under the TLA Facility and the Revolving Credit Facilities will be adjusted depending on the Company’s net leverage ratio.

The New Credit Facility requires the Company to comply with customary affirmative, negative and financial covenants. The New Credit Facility requires the Company to maintain a minimum interest coverage ratio and a maximum net leverage ratio, in each case, beginning with the fiscal quarter ending August 4, 2013.  The method of calculating all of the components used in such financial covenants are set forth in the New Credit Facility.

The New Credit Facility contains customary events of default, including but not limited to nonpayment; material inaccuracy of representations and warranties; violations of covenants; certain bankruptcies and liquidations; cross-default to material indebtedness; certain material judgments; certain events related to the Employee Retirement Income Security Act of 1974, as amended; certain events related to certain of the guarantees by the Company and certain of its subsidiaries, and certain pledges of its assets and those of certain of its subsidiaries, as security for the obligations under the New Credit Facility; and a change in control (as defined in the New Credit Facility).

7¾% Debentures Due 2023

On February 13, 2013, the Company and The Bank of New York Mellon entered into that certain Fourth Supplemental Indenture, dated as of February 13, 2013 (the “Fourth Supplemental Indenture”), amending the Indenture, dated as of November 1, 1993, between the Company and The Bank of New York Mellon, as trustee, relating to the Company’s $100 million aggregate principal amount of 7¾% Debentures due 2023. Pursuant to the Fourth Supplemental Indenture, The Bank of New York Mellon, as trustee, acknowledged, and the Company agreed, that the obligations under the 7¾% Debentures due 2023 are equally and ratably secured (a) with the New Credit Facility on all collateral securing the obligations under the New Credit Facility (other than the assets of and equity interests in the Company’s Calvin Klein, Inc. and CK Service Corp. subsidiaries and their respective domestic subsidiaries, if any) and (b) with the Company’s obligations to Mr. Calvin Klein pursuant to the Stock Purchase Agreement, dated as of December 17, 2002, between Mr. Calvin Klein, the Company and other parties thereto, and the related security agreement, in each case as amended., on the assets of and equity interests in Calvin Klein, Inc., CK Service Corp., and their respective domestic subsidiaries, if any, that secure such obligations.

ITEM 1.02    TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

Prior Senior Secured Credit Facility

On February 13, 2013, the Company terminated the Amended and Restated Credit and Guaranty Agreement, dated as of March 2, 2011, among the Company, certain Subsidiaries of the Company, various lenders, Barclays Bank PLC, as Administrative Agent and Collateral Agent, and the other agents party thereto, and, in connection with such termination, the Company repaid all outstanding borrowings thereunder.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

As described in Item 1.01, on February 13, 2013, the Company completed the Merger.  At the effective time of the Merger, each outstanding share of common stock, par value $0.01 per share, of Warnaco (other than shares held by Warnaco, the Company, Merger Sub, their respective subsidiaries, or holders who properly exercise dissenters’ rights) was converted into the right to receive (1) $51.75 in cash and (2) 0.1822 of a share of common stock, par value $1.00 per share, of the Company.

The Company funded the cash portion of the Merger consideration through cash on hand, the net proceeds of the issuance and sale to the public on December 20, 2012 of $700 million principal amount of 4.500% senior notes due 2022, and initial borrowings of approximately $3.075 billion of funded term loans under the New Credit Facility.

The information in Item 1.01 is incorporated by reference into this Item 2.01.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

As described in detail in Item 1.01, on February 13, 2013, the Company entered into the New Credit Facility, which provides for aggregate borrowings of $3.825 billion.  As of February 13, 2013, the outstanding borrowings under the TL Facilities was approximately $3.075 billion and no amounts were drawn upon under the Revolving Credit Facilities.

The information in Item 1.01 under the heading “New Senior Secured Credit Facilities” is incorporated by reference into this Item 2.03.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 14, 2013, following with the closing of the Merger, as approved by resolutions of the Company’s board of directors, Helen McCluskey, who resigned as a director and as the President and Chief Executive Officer of Warnaco in connection with the closing of the Merger, was appointed to the Company’s board of directors to fill the vacancy created by the resignation of David Landau on December 5, 2012 (as previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on December 6, 2012).  The Company’s board of directors also determined that Ms. McCluskey was independent under the rules of the New York Stock Exchange and appointed her to serve on the Corporate Social Responsibility Committee of the Company’s board of directors.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(a)           Financial statements of businesses acquired.

The audited consolidated financial statements of Warnaco as of December 31, 2011 and January 1, 2011 and for the years ended December 31, 2011, January 1, 2011 and January 2, 2010 and the unaudited condensed consolidated financial statements of Warnaco for the three months ended September 29, 2012 and October 1, 2011, respectively, and the nine months ended September 29, 2012 and October 1, 2011, respectively, are filed herewith as Exhibits 99.2 and 99.3, respectively, and are incorporated by reference in this Item 9.01(a).

(b)           Pro forma financial information.

The unaudited pro forma combined condensed consolidated financial statements of the Company as of and for the thirty-nine week period ended October 28, 2012 and for the year ended January 29, 2012, giving effect to the Merger, are filed herewith as Exhibit 99.4 and incorporated by reference in this Item 9.01(b).

(d)  Exhibits.

Exhibit No.	Description of Exhibit

2.1
Agreement and Plan of Merger, dated as of October 29, 2012, by and among The Warnaco Group, Inc., PVH Corp. and Wand Acquisition Corp. (incorporated by reference to Exhibit 2.1 to PVH Corp.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 2, 2012).

99.2
Audited Consolidated Financial Statements of The Warnaco Group, Inc. as of December 31, 2011 and January 1, 2011 and for the years ended December 31, 2011, January 1, 2011 and January 2, 2010 (incorporated by reference to PVH Corp.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 6, 2012).

99.3
Unaudited Consolidated Financial Statements of The Warnaco Group, Inc. for the three months ended September 29, 2012 and October 1, 2011, respectively, and the nine months ended September 29, 2012 and October 1, 2011, respectively (incorporated by reference to PVH Corp.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 6, 2012).

99.4	Unaudited Pro Forma Combined Condensed Consolidated Financial Statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PVH Corp.

Date: February 14, 2013
By: /s/ Mark D. Fischer
Name: Mark D. Fischer Title: Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.4	Unaudited Pro Forma Combined Condensed Consolidated Financial Statements.